EXHIBIT 99.1

SENOMYX ANNOUNCES NEW THREE-YEAR DISCOVERY AND DEVELOPMENT
COLLABORATION WITH KRAFT FOODS, INC.

LA JOLLA, CA – December 12, 2005 – Senomyx, Inc. (NASDAQ: SNMX) announced today that it has entered into a new three-year discovery and development collaboration with Kraft Foods, Inc., a global leader in branded foods and beverages. During the collaborative period, the company will work with Kraft Foods on the discovery and development of novel flavor modifiers on a co-exclusive basis in the chilled and processed meat product category within North America. Under the terms of the new collaboration, Kraft Foods has agreed to pay Senomyx discovery and development funding and specified payments upon the achievement of milestones during the collaborative period. Upon commercialization, Senomyx will be entitled to royalty payments based on sales of Kraft products containing any flavor ingredients developed under the agreement.

“We are extremely pleased to establish a new collaboration with our long-standing partner, Kraft Foods. We believe this collaboration provides further validation of our approach while creating access to another large commercial market opportunity in the chilled and processed meat category,” stated Kent Snyder, President and Chief Executive Officer of Senomyx. “This collaboration represents our second new collaboration during 2005. Our goal is to continue to leverage our discovery and development capabilities by establishing additional collaborations with leading companies,” added Snyder.

About Senomyx, Inc. (www.senomyx.com)

Senomyx uses proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with five of the world’s leading packaged food and beverage companies: Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

About Kraft Foods, Inc.

Kraft Foods, Inc. is the largest branded food and beverage company headquartered in the United States and the second largest worldwide. Kraft Foods markets many of the world’s leading food brands, including Kraft cheese, Jacobs and Maxwell House coffees, Nabisco cookies and crackers, Philadelphia cream cheese, Oscar Mayer meats, Post cereals and Milka chocolates, in more than 150 countries.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Kraft, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to further extend or expand our collaboration with Kraft Foods or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended September 30, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contacts:

Financial	Investor Relations
John Poyhonen	Gwen Rosenberg
Vice President, Chief Financial and Business Officer	Executive Director, Investor Relations
Senomyx, Inc.	& Corporate Communications
858-646-8302	Senomyx, Inc.
john.poyhonen@senomyx.com	858-646-8369
gwen.rosenberg@senomyx.com